    As filed with the Securities and Exchange Commission on January 24, 1997
                                                      Registration No. 333-04349
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          TELESPECTRUM WORLDWIDE INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                               23-2845501
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

    443 South Gulph Road
    King of Prussia, PA                                             19406
(Address of principal executive offices)                          (Zip Code)


                          TELESPECTRUM WORLDWIDE INC.
                         1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                          MR. RICHARD C. SCHWENK, JR.
               Senior Vice President and Chief Financial Officer
                          TeleSpectrum Worldwide Inc.
                              443 South Gulph Road
                           King of Prussia, PA  19406
                    (Name and address of agent for service)
                                 (610) 878-7400
         (Telephone number, including area code, of agent for service)

                            -----------------------
                         Copy of all communications to:
                            STEPHEN M. GOODMAN, ESQ.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                 (215) 963-5086

                        CALCULATION OF REGISTRATION FEE


================================================================================
                                         Proposed
                                          maximum     Proposed
                                         offering     maximum
                             Amount to     price     aggregate      Amount of
    Title of securities          be         per       offering    registration
     to be registered        registered  share (1)   price (1)         fee
--------------------------------------------------------------------------------
Common Stock,                2,300,000   ($17.325)  $39,847,500      ($13,282)
without par value              shares
================================================================================

(1) Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on January 20, 1997 as reported on the Nasdaq National Market.

               This Registration Statement on Form S-8 (the "Registration Statement") filed by TeleSpectrum Worldwide Inc. (the "Registrant") relates to 2,300,000 shares (the "Shares") of the Registrant's Common Stock, par value $.01 per share, (the "Common Stock") and issuable pursuant to the TeleSpectrum Worldwide Inc. 1996 Equity Compensation Plan (the "Plan").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

               The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

               (a) The Registrant's Current Report on Form 8-K/A, filed by the Registrant with the Commission on January 13, 1997;

               (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1996, filed by the Registrant with the Commission on November 14, 1996;

               (c) The final prospectus filed on August 8, 1996 (the "Prospectus") pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

               (d)   The Registrant's 1996 Equity Compensation Plan, attached as
     Exhibit 10.18 of the Registration Statement on Form S-1, filed on August 7, 1996; and

               (e) The description of the Common Stock of the Registrant set forth on the Registration Statement on Form 8-A, filed by the Registrant with the Commission on July 30, 1996 to register the Common Stock under the Securities Exchange Act of 1934.

               All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     Item 4.  Description of Securities.
              -------------------------

                 Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

               The financial statements of the Registrant as of June 30, 1996 and for the period from inception (April 26, 1996) to June 30, 1996 included in the Prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

               The financial statements of SOMAR, Inc., Harris Direct Marketing, Inc. and Harris Fulfillment, Inc., and The Reich Group Companies as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in the Prospectus have been audited by Arthur Andersen

     LLP, independent public accounts, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

               The financial statements of NBG Services, Inc., as of December 30, 1994 and December 29, 1995 and for each of the three fiscal years in the period ended December 29, 1995 included in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

               The financial statements of The Response Center, Inc. and The Tab House, Inc., as of September 30, 1994 and 1995 and for each of the two years in the period ended September 30, 1995 included in the Prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

               The financial statements of TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc., as of and for the year ended December 31, 1995 included in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

               The financial statements of TARP, Inc. and Affiliates as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in the Registration Statement on Form 8-K/A have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants to a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company.

               As permitted by the DGCL, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

               While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

               The Company's By-laws contained provisions for indemnification of directors, officers and employees which are substantially the same as
     Section 145 of the DGCL and also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the Company's By-laws. The Company has purchased directors and officers insurance.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

                 Not applicable.

     Item 8.  Exhibits.
              --------

                 The exhibits filed as part of this Registration Statement are as follows:


     Exhibit
     Number                     Exhibit
     ------                     -------

      5.1        Opinion of Morgan, Lewis & Bockius LLP

      23.1       Consent of Arthur Andersen LLP

      23.2       Consent of Arthur Andersen LLP

      23.3       Consent of Arthur Andersen LLP

      23.4       Consent of Morgan, Lewis & Bockius LLP (included in
                 Exhibit 5.1)


     Item 9.  Undertakings.
              ------------

                 The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i)     To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        Provided, however, that subparagraphs (a)(1)(i) and
     (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           [signatures on next page]

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the 23nd day of January, 1997.

                                TELESPECTRUM WORLDWIDE INC.


                                By:   /s/ J. Brian O'Neill
                                      -----------------------------------------
                                      J. BRIAN O'NEILL
                                      Chairman of the Board, Chief Executive
                                      Officer (Principal Executive Officer)
                                      and Director


               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints Michael C. Boyd and Richard C. Schwenk, Jr., and either of them standing alone, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                       Capacity                     Date
         ---------                       --------                     ----
/s/ J. Brian O'Neill         Chairman of the Board,             January 23, 1997
---------------------------  Chief Executive Officer
J. Brian O'Neill             (Principal Executive Officer)
                             and Director

/s/ Richard C. Schwenk, Jr.  Senior Vice President and          January 23, 1997
---------------------------  Chief Financial Officer
Richard C. Schwenk, Jr.      (Principal Financial and
                             Accounting Officer)

/s/ Michael C. Boyd          Director                           January 23, 1997
---------------------------
Michael C. Boyd

/s/ William F. Rhatigan      President of TeleMarketing Group   January 23, 1997
---------------------------  and Director
William F. Rhatigan

/s/ Richard W. Virtue        Director                          January 23, 1997
---------------------------
Richard W. Virtue

/s/ Kevin E. Walsh           Director                          January 23, 1997
---------------------------
Kevin E. Walsh

                               INDEX TO EXHIBITS



                                                                    Sequentially
     Exhibit                                                           Numbered
     Number                     Exhibit                                  Page
     ------                     -------                                  ----



      5.1        Opinion of Morgan, Lewis & Bockius LLP

      23.1       Consent of Arthur Andersen LLP

      23.2       Consent of Arthur Andersen LLP

      23.3       Consent of Arthur Andersen LLP

      23.4       Consent of Morgan, Lewis & Bockius LLP (included in
                 Exhibit 5.1)